Commerce Union Bancshares, Inc.
701 S. Main St.
Springfield, TN 37172

FOUNDERS' CLUB

FOURTH QUARTER 2014

Commerce Union Bancshares, Inc.

Dear Shareholder:

Commerce Union Bancshares, Inc.'s pending acquisition of Reliant Bank and the subsequent combination of Commerce Union Bank and Reliant Bank have been approved by the Federal Reserve Bank of Atlanta and the Tennessee Department of Financial Institutions. Our notice of special meeting, proxy statement, and other proxy materials were mailed to our shareholders on or about February 5. The special meeting of shareholders to approve the merger is scheduled for March 10 at the Springfield Baptist Church beginning at 4:00 pm. Subject to the approval of Reliant Bank's and our shareholders, we anticipate that the transaction will close during the first week in April 2015.

Commerce Union Bancshares, Inc. reported net income of $2,168,251 for the full twelve months of 2014 after incurring $663,306 in expenses related to the proposed acquisition and merger. This compares to $1,898,238 of earnings for the same period in 2013, which did not include any unusual expenses.

During the twelve months of 2014, loans increased to $244,650,000 from $213,208,000 for the same period in 2013, an increase of 14.7%. Total assets increased to $295,722,000 from $253,147,000 resulting in an increase of 16.8% over the same period in 2013. Total deposits increased to $236,993,000 from $197,480,000 for the same period in 2013, resulting in an increase of 20.0%. Net interest margin remains strong at 4.15%, and we have continued to maintain our operating efficiency at an efficiency ratio of 59.9%. Commerce Union Bank continues to have no Other Real Estate Owned and ended the year with $0 in charged-off loans in 2014. Credit quality remains strong.

Commerce Union Bank had record earnings in 2014, ending the year with net income of $2,900,428, an increase of 47.7% over the year-end net income in 2013 of $1,963,819. Return on Average Assets for 2014 was 1.07%, compared to 0.83% for 2013. For more detailed information on Commerce Union Bank please see our "Report of Condition and Income" that can be found at www.ffiec.gov. Your bank's FDIC certificate number used to access this public information is 58366. Additionally, you can visit www.commerceunionbank.com to find this same information under the "Investor Relations" section of our website.

We appreciate your continued support of your company, Commerce Union Bancshares, Inc.

Best personal regards,

William R. DeBerry
Chairman and Chief Executive Officer

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Commerce Union Bank and Reliant Bank. In connection with the proposed merger, Commerce Union Bancshares, Inc. has filed a registration statement on Form S-4, containing a proxy statement/prospectus with the SEC. SHAREHOLDERS OF COMMERCE UNION AND RELIANT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about Commerce Union and Reliant, without charge, at the SEC's website at http://www.sec.gov. Copies of documents filed with the SEC by Commerce Union will be made available free of charge on Commerce Union's investor relations website at http://www.commerceunionbank.com/about-us/investor-relations.html.

Commerce Union and Reliant and their respective directors, executive officers, and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Commerce Union and Reliant in connection with the proposed merger. Additional information regarding the interests of these participants may be obtained by reading the joint proxy/prospectus regarding the proposed merger.

Forward-Looking Statements.

This letter and its accompanying materials contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "expect," "anticipate," "intend," "plan," "believe," "should," "seek," "will," "may," and "estimate," and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results, performance or achievements of any of the parties to the merger to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks include, without limitation, the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the receipt and timing of shareholder approvals; delays in closing the merger; difficulties, delays and unanticipated costs in integrating the merging banks' businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging banks, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.

FOURTH QUARTER 2014

Financials At-A-Glance

Commerce Union Bancshares, Inc.


LOANS (in thousands)
$250,000
$225,000
$200,000
$175,000
$150,000
$125,000
$100,000
$213,208
$244,650
12/31/12
12/31/13
12/31/14


DEPOSITS (in thousands)
$250,000
$225,000
$200,000
$175,000
$150,000
$125,000
$100,000
12/31/12
12/31/13
12/31/14


YTD NET INCOME (in thousands)
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
$1,898
$2,168
12/31/12
12/31/13
12/31/14

Consolidated Balance Sheet*

	12/31/14	12/31/13	% Change
ASSETS			
Cash and Cash Equivalents	$ 12,802	$ 6,952	84%
Investment Securities	29,377	24,293	21%
Loans	244,650	213,208	15%
Allowance for Loan Losses	($3,433)	($2,868)	20%
Fixed Assets	4,568	4,821	-5%
Foreclosed Properties	0	153	-100%
Other Assets	7,758	6,588	18%
Total Assets	**$ 295,722**	**$ 253,147**	**17%**
LIABILITIES AND SHAREHOLDER EQUITY			
Deposits	$ 236,993	$ 197,480	20%
Repurchase Agreements and Other Borrowings	21,139	20,320	4%
Other Liabilities	1,553	1,359	14%
Shareholder Equity	36,037	33,988	6%
Total Liabilities and Shareholder Equity	**$ 295,722**	**$ 253,147**	**17%**

Consolidated Statement of Income*

Three Months Ending	12/31/14	12/31/13	% Change
Interest Income	$ 3,215	$ 2,872	12%
Interest Expense	442	430	3%
Net Interest Income	2,773	2,442	14%
Provision for Loan Losses	105	228	-54%
Non-Interest Income	323	239	35%
Non-Interest Expense	1,968	1,814	8%
Net Income before Taxes	1,023	639	60%
Income Taxes	182	210	-13%
Net Income	**$ 841**	**$ 429**	**96%**

Twelve Months Ending	12/31/14	12/31/13	% Change
Interest Income	$ 12,345	$ 11,142	11%
Interest Expense	1,743	1,745	0%
Net Interest Income	10,602	9,397	13%
Provision for Loan Losses	565	522	8%
Non-Interest Income	1,284	1,053	22%
Non-Interest Expense	8,013	7,023	14%
Net Income before Taxes	3,308	2,905	14%
Income Taxes	1,140	1,007	13%
Net Income	**$ 2,168**	**$ 1,898**	**14%**

Key Performance Ratios* (annualized)

	12/31/14	12/31/13	% Change
Return on Average Assets	1.07%	0.83%	29%
Return on Average Equity	8.25%	5.60%	47%
Net Interest Margin	4.15%	4.18%	-1%
Efficiency Ratio	59.88%	67.21%	-11%
Asset Quality Data			
Nonperforming Assets	$ 1,569	$ 1,452	8%
Allowance for Loan Losses	$ 3,433	$ 2,868	20%
Nonperforming Assets to Period-End Loans	0.64%	0.68%	-6%
Allowance for Loan Losses to Period-End Loans	1.40%	1.35%	4%

** Unaudited. All dollars in thousands.*